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                                                                  Exhibit 23.02




                      [Letterhead of Arthur Andersen LLP]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement of our report dated November 4, 1994 included in Medicine Shoppe International, Inc.'s Form 10-K for the year ended September 30, 1994 and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP

St. Louis, Missouri
October 9, 1995